EXHIBIT 10.30

                             FIRST ADDENDUM TO LEASE
                                 BY AND BETWEEN
                THE JOSEPH AND EDA PELL REVOCABLE TRUST, LANDLORD
                                       AND
                  FAIR, ISAAC AND COMPANY, INCORPORATED, TENANT
                               DATED JULY 10, 1993

1.   TENANT IMPROVEMENTS

     A. Working Drawings and Specifications ("Bid Package"): Tenant shall authorize Richard Pollack and Associates or any other architect or architectural firm of Tenant's choice ("Architect") to prepare a space plan, construction drawings and design specifications for the Premises. Tenant may direct Architect to utilize the services of consultants ("Consultants") to provide engineered drawings and design specifications for the mechanical, electrical and plumbing systems in the Premises, including, but not limited to any air conditioning system, duct work, heating and electric facilities. (All such architectural and engineering drawings and specifications are herein referred to collectively as the "Bid Package"). In putting together the Bid Package, Architect and Consultants shall exert their best efforts to reuse all existing improvements in the Premises where possible and in conformance with Tenant's requirements in the Premises. Tenant shall not be required to reuse existing light fixtures in the Premises, but rather shall specify its own light fixtures. Landlord shall provide the Architect and Consultants with the base building capacity for (1) electrical power, (2) HVAC and (3) floor loading (live and dead load capacities and design criteria for the Premises). The Bid Package shall be submitted to Tenant for its review and written approval which shall be evidenced by Tenant's signing the Bid Package. The Bid Package shall also be submitted to Landlord for Landlord's approval which shall also be evidenced by Landlord's signing the Bid Package. Landlord's approval shall not be unreasonably withheld. It is the understanding of the parties that Tenant intends to provide its employees with high quality office space which meets the current needs of the workforce and enhances the work performance of the employees and the company, while remaining flexible enough to accommodate the growth and changing needs of the Tenant. In other words, the Tenant may not always be looking for the most economical solution or method of construction, but rather one which provides Tenant with the highest ability to perform its work while maintaining flexibility for future needs.

           All architectural design, engineering, and consulting fees shall be included in the Tenant Improvement Allowance. See Addendum 1[1.C.
           Tenant may require that certain subcontractors be used by the Contractor in bidding and performing the work, including, but not limited to, WBE Electrical, WBE Telecom and Peerless Lighting.

           The Bid Package shall include the Construction Contract which shall be provided by Tenant. Landlord shall have the right to review and approve the Construction Contract and make any necessary changes with respect to preserving and protecting Landlord's rights, remedies and property.

           The Bid Package shall be completed and accepted by both Landlord and Tenant no later than July 1, 1994. Each party shall have at least ten
           (10) working days to review the Bid Package. Tenant will prepare a schedule for delivery and review of the Bid Package by January 1, 1994.

     B. Contractor: The Contractor who shall perform the tenant improvement work in the Premises shall be selected from two bidders. Landlord shall select one Contractor and Tenant shall select one Contractor. No later than June 1, 1994, Landlord and Tenant shall provide each other with the name and address of their respective Contractor. Landlord shall have fourteen (14) days to evaluate the Contractor selected by Tenant. Landlord's criteria for evaluation of Tenant's Contractor shall include, but not be limited to, reputation and quality of workmanship, record of completing previous jobs on schedule and within budget, relationship with the City of San Rafael Building and Planning Departments, cooperativeness in dealing with Landlord and its employees, financial strength and billing procedure. Tenant shall have fourteen (14) days to evaluate Landlord's Contractor. Tenant's criteria for evaluation of Landlord's Contractor shall include, but not be limited to, cost effectiveness, quality of workmanship, creativity, record of completing work on schedule and within budget, and an understanding of Tenant's current and future requirements and a good working relationship with Tenant and Tenant's employees. Landlord and Tenant shall each use best efforts in ensuring that their evaluation process of each other's Contractors is fair and reasonable. A copy of the Bid Package may be given to each Contractor and may be used in evaluating the Contractor. Landlord and Tenant shall have the right to reject each other's Contractor based on any of the above criteria or any other relevant criteria. If a Contractor is rejected, the reasons for the rejection shall be stated in a letter to Landlord or Tenant. If a Contractor is rejected by Landlord or Tenant, another Contractor shall be selected and its name submitted in writing within five (S) days. Each Contractor shall be evaluated using the same criteria stated above. Neither Tenant nor Landlord may reject more than three Contractors submitted by the other.

           Landlord may submit its own name as a Contractor.

           As soon as Landlord approves Tenant's choice of a Contractor ("Tenant's Contractor") and as soon as Tenant approves Landlord's choice of a Contractor ("Landlord's Contractor") Tenant's Contractor and Landlord's Contractor shall be requested in writing to submit a bid on the Bid Package. Ten (10) working days after receipt of the request for bid and the complete Bid Package, both Contractors shall submit a sealed fixed price contract bid (on such contract form as Landlord, Tenant and Architect shall designate) to construct the tenant improvements specified in the Bid Package. Landlord and Tenant shall jointly open and review the bids. Landlord and Tenant (after adjustments for any inconsistent assumptions to reflect an "apples-to-apples" comparison) shall select the lowest price bidder as the Contractor ("Contractor"). The Contractor shall enter into a construction contract with Tenant consistent with the terms of the Bid Package and its bid to construct the tenant improvements. That contract must state that Tenant shall hold Landlord harmless from any and all liability for the work to be performed under the terms of that construction contract.

           If Landlord's Contractor is not selected as the successful bidder, Tenant shall pay Landlord or its representative a reasonable owner's representation fee to compensate Landlord for its time and effort in inspecting and overseeing the construction of the tenant improvement work and assuring itself of good quality materials and workmanship, that the work contained in the Request for Disbursement (see Addendum 1[1.D.) is complete, and that there is no interference with the day-to-day operations of the Building as a result of Tenant's construction. The parties agree that the maximum fee chargeable by Landlord shall be $50.00 per hour for up to five (5) hours per week. This fee shall be deducted from the Tenant Improvement Allowance (see Addendum to Lease 111.C.

     C. Tenant Improvement Allowance: Landlord shall contribute Seven Hundred Sixty-two Thousand Two Hundred Twenty Dollars ($762,220.00) ($23.00 x 33,140 usable SF) toward the construction of the tenant improvements for Tenant's Premises ("Tenant Improvement Allowance"). The Tenant Improvement Allowance shall include all architectural, engineering and consultant fees, and all other fees charged in conjunction with preparation of the Bid Package. All costs exceeding the Tenant Improvement Allowance shall be borne by Tenant.

     D. Disbursement of Tenant Improvement Allowance: Once a month, on or before the 10th day of the month, Tenant shall present to Landlord a Request for Disbursement ("Request for Disbursement") requesting payment by Landlord of any costs associated with the design, engineering or construction of the tenant improvements. The Request for Disbursement shall include the following information:

           1) A certificate from Tenant confirming that all of the work contained in the Request for Disbursement has been completed in accordance with the applicable contracts.

           2) A Certificate from Tenant's Architect confirming that all of the work contained in the Request for Disbursement has been completed in accordance with the applicable contracts and certifying that materials have arrived on the job.

           3) Unconditional mechanics lien releases and copies of invoices from the Contractor, subcontractors, suppliers and materialmen marked "Paid."

           4) And such other reasonable documentation as may be requested by Landlord not later than the 25th day of the previous month.

           Payment shall not be made on any Request for Disbursement until all of the information and documentation above is complete.

           Payment shall be made only for those materials which have been installed or which have been delivered to the Premises. Landlord shall have five (5) calendar days from the date of receipt of the Request for Disbursement to review same and request clarification. If Landlord is in Agreement with the Request for Disbursement, payment shall be made to Tenant within ten (10) days of receipt of the Request for Disbursement. If any items are in dispute, Landlord shall not make payment on those items until the dispute is resolved, but Landlord shall make payment to Tenant of all amounts not in dispute within ten (10) days of receipt of the Request for Disbursement. Landlord shall not unreasonably withhold its approval of any Request for Disbursement or on any specific request for payment made therein. A final disbursement of Twenty-five Thousand Dollars ($25,000.00) shall be held until all punchlist items in Tenant's Premises are complete, and the time for the filing of any mechanics liens claimed or which might be filed on account of any work performed by Tenant, Contractor, subcontractors, suppliers or materialmen has passed. Any damage to Landlord's property will be repaired to Landlord's satisfaction. Once Landlord has disbursed the entire amount of the Tenant Improvement Allowance (See Addendum 1[1.C.) to Tenant, except the final disbursement of $25,000.00, any and all costs associated with the design, engineering or construction of Tenant's Premises shall be paid directly by Tenant.

     E. Change Orders: Tenant may, but only by written instructions or drawings issued to Landlord and Contractor ("Change Order Request"), make changes to the work specified in the Bid Package, including without limitation, requiring additional work, directing the omission of work previously ordered or changing the quantity or type of any materials, equipment or services. Promptly upon receipt of a Change Order Request, Contractor will provide Tenant with a statement in detail setting forth the cost of said change (including a breakdown of costs attributable to labor and materials, construction equipment exclusively necessary for the change, and preparation or amendment to shop drawings resulting from said change and any time delays anticipated to result from said change). Tenant will have two (2) days after receipt of such statement in which to confirm the Change Order Request and authorize the work to be performed or to withdraw such request. Change Orders will be signed by Landlord and Tenant in advance of any work being performed on a Change Order.

     F. Substantial Completion: For purposes of this Lease, "Substantial Completion" shall mean that construction of the tenant improvements has been completed in accordance with the Bid Package, except for minor finishing details of construction, decoration, mechanical adjustment, minor replacement of defective or damaged materials, and other items of a type commonly found on architectural punchlists, all of which do not materially interfere with the occupancy and use of the Premises by Tenant or with Tenant's ability to complete the improvements to the Premises to be made by Tenant. Within three (3) days of Substantial Completion Tenant's, Architect shall notify Landlord in writing that the Premises are Substantially Complete. If Tenant is conducting business in any part of the Premises the space shall be automatically deemed Substantially Complete.

           Within ten (10) calendar days after Substantial Completion of the tenant improvements, Tenant, accompanied by Landlord or Landlord's representative, shall make an inspection of the Premises and prepare a punchlist of items needing additional work by the Contractor. Contractor shall complete all punchlist items reasonably identified by Tenant or Landlord within thirty (30) calendar days after the inspection or as soon as practicable thereafter. If there is any dispute as to whether Contractor has substantially completed the work, a good faith decision of Tenant's Architect shall be final and binding on the parties.

     G. Standard of Construction: Contractor shall complete all work in accordance with the Bid Package approved by Landlord and Tenant and shall make no alterations, additions, or reinforcements to the structure of the building except as specifically approved by Landlord in the Bid package, or in writing thereafter. Tenant, or Contractor, at its expense, shall procure all building and other permits required for completion of Tenant's work. Tenant agrees that all work done by Tenant, its Contractor and subcontractors shall be performed in full compliance with all laws, rules, orders, permits, ordinances, directions, regulations and requirements of all governmental agencies, offices, and departments having jurisdiction, including without limitation applicable provisions pertaining to use of hazardous or toxic materials and the Americans with Disabilities Ac't, and in full compliance with the rules, orders, directions, regulations and requirements of the Board of Fire Underwriters or any other organization performing a similar function.

           Landlord shall have the right to enter the Premises at any time to post any Notice of Non-Responsibility or other notice on the Premises during Tenant's construction. Contractor and all contractors and subcontractors retained by Tenant or Contractor shall be bondable and bonded, licensed contractors, possessing good labor relations, adequate financials, and with a record of performing quality workmanship.

           During the course of construction, Tenant shall maintain builder's risk insurance in form and content reasonably satisfactory to Landlord. Tenant's insurance shall name Landlord as an additional insured and shall provide that it may not be canceled or amended without twenty (20) days prior written notice to Landlord. At least seven (7) calendar days prior to commencement of construction, Tenant shall provide Landlord with a certificate of such insurance and evidence of any required bonds in form satisfactory to Landlord.

           Contractor shall complete the tenant improvement work with diligence and in such a manner as not to interfere with the use or enjoyment of other portions of the Project or common areas by Landlord or other tenants. Contractor shall provide for all temporary power, water and other utility facilities as required in connection with the construction of Tenant's work. Contractor shall provide its own dumpster for collection and disposition of construction debris, which shall be located at a location approved by Landlord, and all construction debris from construction shall be disposed of in Contractor's dumpster and not in trash facilities for the Project. Contractor's construction materials, tools, equipment and debris shall be stored only within the Premises, or in areas designated for that purpose by Landlord. Work space exterior to the Premises shall be available only with the written approval of Landlord. Tenant's construction work shall be subject to the inspection and supervision of Landlord and Landlord's representatives.

           Tenant and Contractor shall indemnify and hold harmless Landlord for any and all claims arising from Tenant's work. Tenant shall pay for all damage to the Building, the Project, or appurtenant areas or equipment, as well as all damage to tenants or occupants thereof or their licensees, or invitees, including, but not limited to, losses incurred as the result of power outages caused by Tenant's or Contractor's work in the Building. Any such damages may be deducted from the Tenant Improvement Allowance.

     H. Liability: The parties acknowledge that Landlord is not an architect or engineer and that the tenant improvement work will be designed by independent Architects, Engineers and Consultants. Accordingly, Landlord does not guarantee or warrant that any part of the Bid Package will be free from errors or omissions, and Landlord shall have no liability therefor.

           Tenant shall be solely responsible for the adequacy in all respects of the Bid Package, including without limitation compliance with all governmental requirements, compatibility with the building shell, and any special requirements of Tenant's proposed equipment or machines with respect to ambient temperatures, electrical use or current, or water availability. Landlord shall warrant only that the information provided regarding the base building (referred to in Addendum to Lease 111.A.) is true and correct to the best of its knowledge. Tenant acknowledges that in connection with obtaining Landlord's approval of the Bid Package, Tenant may provide Landlord with certain information regarding its specific needs relating to the Premises in developing plans and specifications for Tenant's work and that Tenant may provide some of its own equipment for installation in the Premises. Tenant further acknowledges that Landlord will make no independent review of any such information and that Landlord does not warrant, either expressly or impliedly, the adequacy of the Bid Package for Tenant's requirements or Tenant's equipment for Tenant's intended purpose.

     I. Ownership of Tenant Improvements: Upon termination of the Lease, all of the tenant improvements shall remain in the Premises unless Landlord shall consent in writing to the removal thereof by Tenant. However, all Tenant's trade fixtures, equipment, furniture and personal property shall remain the property of Tenant.

     J. Life Safety: With respect to Life Safety System, Landlord believes to the best of its knowledge that Regency Center meets all current code requirements including handicap access compliance. If any code requirements are not met with respect to the Building's Life Safety System all costs to accomplish changes necessary to the Building shall be covered by Landlord. All code compliance costs with respect to Tenant's Premises shall be covered by the Tenant Improvement Allowance or by Tenant.

     K. Use of Current Fixtures in Space: Tenant shall have the right to reuse the fixtures currently in the Premises including but not limited to all cafeteria built-ins, the moveable partitions (retractable wall) in the training rooms and fire extinguishers and cases. The food trolley located in the cafeteria and the equipment purchased or leased by the previous Tenant including, but not limited to, the cafeteria tables and chairs, ice dispenser, training room tables, chairs, white boards, projection screen, reception desk, counter and hutch are not part of the fixtures in the Premises.


3.   POSSESSION

     A. Possession of the Premises ("Possession") shall be delivered to Tenant no later than October 1, 1994 for the purpose of constructing the tenant improvements. If possession of the space cannot be delivered by Landlord by that date, for any reason whatsoever, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the term of Lease be in any way extended, but in that event, of Commencement Date (as defined in Addendum 14.A.) shall be extended by the exact number of days of Landlord's delay in delivering possession. Landlord shall inform Tenant of the date of Possession in writing at least thirty (30) days prior to Possession.

     B. If Landlord shall not have delivered Possession of the Premises within ninety (90) days after the Commencement Date (as defined in Addendum 1[4.A.), Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided, however, that if such written notice by Tenant is not received by Landlord within said ten (10) day period, Tenant's right to cancel this lease hereunder shall terminate and be of no further force or effect.


4.   COMMENCEMENT

     A. If Possession is delivered on October 1, 1994 the Commencement Date ("Commencement") shall be defined as December 1, 1994 or five (5) days after Substantial Completion of the tenant improvement work (as defined in Addendum 111.E.) whichever is earlier. If Possession is delivered prior to October 1, 1994, the Commencement Date shall be sixty (60) calendar days after the date of Possession or five (5) days after Substantial Completion of the tenant improvement work, whichever is earlier.

           Landlord shall notify Tenant in writing of the actual Commencement Date no later than thirty (30) days after Substantial Completion. In the event Substantial Completion is delayed by Tenant Caused Delays (as defined in Addendum 1[4.C.) the same number of days shall be deducted from total number of days of the build-out and that date shall be the Commencement.


5.   FREE RENT

     Landlord shall allow Tenant and Contractor to occupy and perform the tenant improvement work in the Premises without payment of rent after Possession (as defined in Addendum 1[3) for a period of two (2) months. Landlord shall allow Tenant to occupy one-half (1/2) of the Premises (approximately 17,630 rentable square feet) for six (6) months after the Commencement Date without payment of rent. Tenant's first month's rent paid upon execution of this Lease shall cover the rent on the remaining one-half (1t2) of the Premises for the first two (2) months after the Commencement Date.

6.   OPERATING EXPENSE ADJUSTMENTS  (Continued from Article 7 of the Lease.)

     A. During the initial term of this Lease, management costs for the building shall not exceed three percent (3%) of the gross rental income for the building.

     B. Landlord shall keep full, accurate, and separate books of account and records covering all Direct Expenses, which books of accounts and records shall accurately reflect the total Direct Expenses, and Landlord's billings to Tenant for Operating Expense Adjustments.

     C. Tenant shall have the right to protest any charge to Tenant by Landlord for Operating Expense Adjustments, provided that said protest is made within thirty (30) days after receipt of Landlord's notice of such charge. In the event that Tenant shall protest, Tenant shall be entitled to audit Landlord's books of account, records, and other pertinent data regarding Direct Expenses. The audit shall be limited to the determination of direct Expenses and charges to Tenant for Operating Expense Adjustments and shall be conducted during normal business hours. If the audit shows that there has been an overpayment by Tenant, the overpayment shall be immediately due and repayable by Landlord to Tenant.


7.   OPTION TO EXTEND

     A. Landlord grants to Tenant the option to extend the term of this Lease for two 3-year periods commencing when the prior term expires upon each and all of the following terms and conditions:

           (i) Tenant gives to Landlord and Landlord receives notice of the exercise of the option to extend this Lease for said additional term no later than twelve (12) months prior to the time that the option period would commence if the option were exercised, time being of the essence. If said notification of the exercise of said option is not so given and received, this option shall automatically expire;

           (ii) At the time said written notification of exercise of option is given and received, Tenant shall not be in default under any of the material obligations of this Lease to be performed by Tenant and this Lease shall not have previously terminated nor terminated prior to the commencement of the option term;

           (iii) All of the terms and conditions of this Lease except where specifically modified by this option shall apply;

           (iv) The monthly rent for each month of the option period shall be calculated as follows:

           The rent payable by Tenant during the first option period shall be the Fair Market Rental Value of the Premises (as defined below) at the commencement date of the option period. There shall be an annual C.P.I. increase not to exceed four percent (4%) in each subsequent year of the first option period. The rent in the first year of the second option period shall be the rent in the last year of the first option period to which will be added a C.P.I. increase not to exceed four percent (4%). There shall be an annual C.P.I. increase not to exceed four percent (4%) in each subsequent year of the second option period. All of the C.P.I. increases during the option periods shall be calculated on the basis of the formula provided in the Lease 1 5.B. If Landlord and Tenant cannot agree on the Fair Market Rental Value of the Premises for the extension periods within forty-five
           (45) days after the Tenant has notified Landlord of its exercise of the option, Landlord and Tenant shall each select, within forty-five
           (45) days of such notification, an appraiser who must be a qualified M.A.I. appraiser to determine said Fair Market Rental Value. If one party fails to so designate an appraiser within the time required, the determination of Fair Market Rental Value of the one appraiser who has been designated by the other party hereto within the time required shall be binding upon both parties. The appraisers shall submit their determinations of Fair Market Rental Value to both parties within thirty (30) days after their selection. If the difference between the two determinations is ten percent (10%) or less of the higher appraisal, then the average between the two determinations shall be the Fair Market Rental Value of the Premises. If said difference is greater than ten percent (10%), then the two appraisers shall within twenty (20) days of the date that the later submittal is submitted to the parties designate a third appraiser who must also be a qualified M.A.I. appraiser. The sole responsibility of the third appraiser will be to determine which of the determinations made by the first appraisers is most accurate. The third appraiser shall have no right to propose a middle ground or any modification of either of the determinations made by the first two appraisers. The third appraiser's choice shall be submitted to the parties within thirty (30) days after his or her selection. Such determination shall bind both of the parties and shall establish the Fair Market Rental Value of the Premises. Each party shall pay for their own appraiser and shall pay an equal share of the fees and expenses of the third appraiser.

           Fair Market Rental Value for purpose of this Lease shall mean the then prevailing rent for premises comparable in size, quality, and orientation to the demised Premises, located in buildings comparable in size to, and in the general vicinity of, the building which the demised Premises are located, leased on terms comparable to the terms contained in this Lease.

8. RIGHT OF FIRST OPPORTUNITY TO LEASE ADDITIONAL PREMISES AT 100 SMITH RANCH ROAD, SAN RAFAEL

     At any time during the term hereof, or any options to extend which Tenant has exercised, provided that Tenant is not in default as defined herein, Tenant shall have a right of First Opportunity to Lease for all office space that becomes available for lease at 100 Smith Ranch Road, San Rafael, based on the terms and conditions as outlined below.

     Landlord and Tenant acknowledge that there are existing tenants at 100 Smith Ranch Road, which tenants have options to renew or wish to renew their respective leases, and that these existing options and requests to renew would take precedent over the Right of First Opportunity to Lease described herein.

     Landlord  and  Tenant  further   acknowledge   that  this  Right  of  First
     Opportunity to Lease shall apply only to premises, from which existing tenants vacate or which is currently vacant.

     Landlord shall notify Tenant in writing of the availability of additional office premises at 100 Smith Ranch Road, San Rafael within thirty (30) days of Landlord receiving notice from an existing Tenant at 100 Smith Ranch Road of that Tenant's intent to vacate their premises. Landlord's notice to Tenant shall include the size of premises, the projected date at which the premises may be available, and a floor plan indicating the current configuration of the premises.

     Tenant shall have ten (10) days after receipt of notice from Landlord to notify Landlord of Tenant's intent to lease the premises which was the subject of the notice. In the event Landlord does not receive notice from Tenant of Tenant's intent to lease said available space, Landlord shall have the right to lease said space to any other Tenant which Landlord chooses, and Tenant's Right of First Opportunity to lease that specific premises shall be deemed waived.

     In the event Tenant notifies Landlord of its intent to lease said premises, Landlord and Tenant shall proceed as soon as is reasonably possible to execute a lease agreement for the specific premises that became available. Terms and conditions of the Lease shall be based on the same terms and conditions of the lease(s) on the other space Tenant occupies in the Building at the time the lease is executed. Landlord and Tenant shall make a good faith effort to execute a Lease for the specific available space within thirty (30) days after Tenant has notified Landlord of its intent to lease said space.

     This Right of First Opportunity to Lease shall in no way limit the Landlord from executing leases with new tenants for terms of any length, with options to renew for any length, for those spaces for which Tenant has not exercised its Right of First Opportunity to lease as defined herein.

9.   SERVICES AND UTILITIES

     A. Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises five-day per week janitorial service. Landlord shall also maintain and keep lighted, heated and air conditioned during reasonable hours of generally recognized business days, the common entries, common corridors, common stairs and toilet rooms in the building of which Premises are a part. Landlord shall not be liable for, and Tenant shall not be entitled to, any reduction of rental by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for a loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing.

     B. Tenant shall have 24-hour per day, seven-day per week access to its Premises.

     C. Landlord shall provide Tenant a monthly allowance of $3,878.71 (35,261 rentable SF x $.11) for Tenant's electrical service. This allowance is included in the Base Rent as defined in Article 5 of the Lease.

           Landlord and Tenant recognize that Tenant's electrical service shall cost in excess of $.11 per square foot per month due to Tenant's heavy electrical and air conditioning requirements.

           Tenant shall be charged for all PG&E charges to the building over and above the monthly allowance provided above, less any over-standard charges to other tenant's in the building (any usage over the $.11 allowance provided to each Tenant.) At the time of Lease execution, no per square foot tenants in the Building other than Fireman's Fund who currently occupies the entire second floor, have any over-standard usage. Landlord shall notify Tenant as to any changes in the existing tenant's electrical usage or any over-standard usage of new tenants to the building. Tenant may at any time notify Landlord that in Tenant's view, a particular tenant may be using over-standard electrical and Landlord will investigate that usage with the assistance of an electrical engineer and shall report to Tenant its findings regarding the usage and shall charge the other tenant for any actual over-standard usage, which amount shall be deducted from Tenant's over-standard charges. If Tenant does not agree with Landlord or Landlord's engineer's calculation, Tenant may have its own engineer evaluate the other tenant's usage.

           For the first year of Tenant's occupancy, Landlord shall charge Tenant $.11 per useable square foot per month for over-standard electrical usage as a projected expense, which amount is an average paid by Tenant in its other Premises located at 111 Smith Ranch Road and 120 North Redwood Drive. This amount ($3,645.40) shall be paid along with the monthly rent. At the end of the first year of occupancy, Landlord shall prepare a PG&E invoice analysis showing the actual cost of over-standard usage by Tenant. Landlord shall credit Tenant for any amounts paid in excess of the actual cost of overstandard usage. Tenant shall pay Landlord for any costs in excess of the total projected sum paid by Tenant over the first year of occupancy. The amount paid by Tenant for over-standard electrical usage for each subsequent year of occupancy shall be based on the previous year's charges and a similar accounting between Landlord and Tenant will occur annually.

     D. The hours of operation of the heating and air conditioning system for the building are as follows:

                  Monday thru Friday:           7:00 a.m. to 6:00 p.m.
                  Saturdays:                    8:00 a.m. to 3:00 p.m.

     E. In the event Tenant requires the operation of the heating and air conditioning system beyond the normal hours of operation for the building, Tenant shall notify the building manager in advance of the required extended hour usage, and the building manager shall program the heating and air conditioning system to operate during the time period requested by Tenant.

     F. In the event Tenant shall request that an override mechanism be installed during the term of the Lease, an override mechanism shall be installed on the heating and air conditioning system which services Tenant's premises. The cost of this mechanism shall be paid by the Tenant at the time of the installation. This mechanism shall allow Tenant to have control of the heating and air conditioning system for its premises in hours other than the normal building hours stated above.

           Along with the override mechanism, an hourly meter shall be attached to the override mechanism which shall measure Tenant's use of the heating and air conditioning system beyond the normal building hours. On a monthly basis, Landlord shall charge Tenant for this usage by multiplying the number of hours used by the per hour charge for operating the heating and air conditioning system which shall be determined by Landlord's electrical engineer and heating and air conditioning contractor.

10.  COMMUNICATIONS INSTALLATION

     Tenant has installed certain communications equipment on the roof of the Building.

     Prior to the end of the term of this Lease, Tenant, at Tenant's sole cost and expense, shall remove the communications equipment and shall, forthwith and with all due diligence, repair any damage to the Premises caused by such removal.


11.  CONSENT

     Landlord and Tenant agree that in the event their consent is required pursuant to the provisions of the Lease, such consent shall not be unreasonably withheld.


       LANDLORD                The Joseph and Eda Pell Revocable Trust

                               By:    /s/Joseph Pell
                                      ------------------------------
                                         Joseph Pell


                               Its:
                                      ------------------------------



                               By:    /s/ Eda  Pell
                                      ------------------------------
                                          Eda Pell


                               Its:
                                      ------------------------------



                               Date:  March 30, 1994


       TENANT                  Fair, Isaac and Company, Incorporated

                               By:    /s/ Robert D. Sanderson
                                      ------------------------------



                               Its:   Executive Vice President
                                      ------------------------------



                               Date:  March 10, 1994

                                                                   EXHIBIT 10.30

                            SECOND ADDENDUM TO LEASE
                                 BY AND BETWEEN
                     THE JOSEPH AND EDA PELL REVOCABLE TRUST
                                ("THE LANDLORD")
                                       AND
                      FAIR, ISAAC AND COMPANY, INCORPORATED
                                 ("THE TENANT")

         This Second Addendum to Lease dated November 22, 1996 ("Second Addendum"), is hereby attached to and incorporated into and made a part of that Lease dated July 10, 1993, by and between The Joseph and Eda Pell Revocable Trust and Fair, Isaac and Company, Incorporated as amended by a First Addendum to Lease dated July 10, 1993 ("the Lease"). The parties agree to the following terms and conditions set forth herein below:

Recitals

         A. Landlord and Tenant are parties the Lease pursuant to which Landlord leased to Tenant and Tenant leased from Landlord office space containing approximately 35,261 rentable square feet and 33,140 useable square feet comprising part of the of the Second Floor of that certain office building known as Regency Center I ("Regency I") located at 100 Smith Ranch Road, San Rafael, California ("the Premises").

         B. Landlord is currently constructing a building adjacent to Regency I, which new building will be known as Regency Center II, and which will be leased in its entirety to Tenant pursuant to an Office Building Lease of even date herewith.

         C. Landlord and Tenant now desire to amend the Lease as hereinafter set forth.

         D. The capitalized terms herein, unless otherwise indicated, shall have the meanings ascribed to them in the Lease.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Paragraph 8 ("Right of First Opportunity") of the First Addendum to Lease is hereby deleted in its entirety.

         2. Subparagraph A and sub-subparagraph (i) of Paragraph 7 ("Option to Extend") of the First Addendum to Lease are hereby deleted and the following substituted therefor:

"A. Landlord grants to Tenant the option to extend the term of this Lease for the Existing Premises for one (1) ten (10) year period commencing upon expiration of the Term for the lease of the Existing Premises, upon each and all of the following terms and conditions:"

"(i) Tenant gives to Landlord and Landlord receives notice of the exercise of the option to extend this Lease for said additional term no later than twelve
(12) months prior to the time that the option period would commence if the option were exercised, time being of the essence. If said notification of the exercise of said option is not so given and received, this option shall automatically expire;"

         3. Except as set forth herein, the Lease shall remain unmodified and in full force and effect. Should there by any conflict between the terms of the Lease and the terms of this Second Addendum, the terms of this Second Addendum shall control.

         IT WITNESS WHEREOF, the parties have executed this Second Addendum to Lease as of the date first written above.


                                 The Joseph and Eda Pell Revocable Trust

                                 By:  /s/ Joseph Pell
                                      ---------------------------------
                                 Joseph Pell, Trustee

                                 By:  /s/ Eda Pell
                                      ---------------------------------
                                 Eda Pell, Trustee

                                 Fair, Isaac and Company, Incorporated

                                 By:  /s/ Michael C. Gordon
                                      ---------------------------------
                                 Vice President